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                                                                    Exhibit 10.1


                          CORPORATE SERVICES AGREEMENT

      THIS CORPORATE SERVICES AGREEMENT (hereinafter, this "Agreement") is made and entered into as of the 2nd day of September, 2003, effective as of April 15, 2003, by and between EQUITY GROUP INVESTMENTS, L.L.C., a Delaware limited liability company (hereinafter, "EGI") and DANIELSON HOLDING CORPORATION, a Delaware corporation (hereinafter, "DHC"). EGI and DHC are sometimes referred to herein individually as a "Party" and collectively as the "Parties".

                                    RECITALS

      WHEREAS, DHC and its affiliated companies have a need for certain Corporate Services (as defined below), for which DHC does not currently have the staffing, facilities or other means to provide for itself;

      WHEREAS, EGI has the staffing, facilities and other means to provide the Corporate Services to and on behalf of DHC;

      WHEREAS, DHC intends to designate EGI as the provider of Corporate Services for DHC, and EGI intends to accept such designation and perform the Corporate Services for DHC, pursuant to the terms and on the conditions set forth herein;

      WHEREAS, it is contemplated that EGI will make use of third-party service providers from time to time in the performance of certain DHC administrative services in a manner consistent with current practice; and

      WHEREAS, EGI commenced provision of the Corporate Services set forth in
Section 1 hereof as of April 15, 2003 and has not been compensated for such Corporate Services pending execution of this Agreement.

      NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties agree as follows:

      1. Corporate Services. EGI shall provide, or cause to be provided, the following administrative services, each substantially to the extent heretofore enjoyed by DHC as applicable (collectively the "Corporate Services"):

      (a) Providing assistance in matters of shareholder relations, including, without limitation, maintaining communications with DHC's stock transfer agent, responding to shareholder and market inquiries and requests for information and materials, and maintaining shareholder records relating to stock options;

      (b) Coordinating with professional advisors in connection with DHC's business, including, without limitation, accountants, attorneys, brokers and banks;

      (c) Coordinating the acquisition and maintenance of appropriate insurance for DHC;

      (d) Maintaining the financial accounts of DHC, including, but not limited to, settling accounts payable with vendors and other creditors of DHC;

      (e)   Maintenance and administration of the payroll of DHC;

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      (f)   Maintaining appropriate financial, tax, accounting and general business records of DHC, assisting with the preparation and submission of filings required by the Securities Exchange Commission and the American Stock Exchange (and any other applicable regulatory body);

      (g) Providing support with regard to the information and technology needs of DHC in the ordinary course of its business;

      (h)   Providing cash management and treasury functions; and

      (i) Such other functions as may be requested by DHC, from time to time, and agreed to by EGI.

      2.    Term.

      (a) The term of this Agreement shall be deemed to have commenced at midnight on April 15, 2003 and shall continue until such time as either: (x) DHC shall give to EGI at least thirty (30) calendar days advance written notice of its intention to terminate this Agreement, in which event this Agreement shall terminate on the date specified in such notice; or (y) EGI shall give to DHC at least thirty (30) calendar days advance written notice of its intention to terminate this Agreement, in which event this Agreement shall terminate on the date specified in such notice; or (z) termination pursuant to Section 7 hereof.

      (b) Termination of Obligations. In the event of the termination of this Agreement, neither Party shall have any further rights, obligations or liabilities under this Agreement except (x) those which are accrued through the effective date of such termination, and (y) reasonable costs and expenses, including, without limitation, severance and early termination costs, incurred by EGI upon a termination of this Agreement in connection with (i) the redeployment of personnel hired by EGI to perform Corporate Services hereunder; or (ii) the termination of third-party agreements entered into by EGI relating to the provision by EGI or such third parties of Corporate Services hereunder (it being acknowledged that, when practicable, the Parties shall endeavor to have any such agreements entered into by DHC, rather than EGI).

      3. Independent Contractor. EGI shall serve as an independent contractor and DHC shall have no control over the selection, retention, terms of employment or discharge of EGI's employees, representatives, or subcontractors, and no control over the specific manner in which the Corporate Services shall be performed.

      4. Corporate Services Fee. In exchange for performing the Corporate Services for DHC, DHC shall pay to EGI a monthly fee of $20,000 for each calendar month during the term of this Agreement (prorated, if appropriate, for the first and last calendar months of the term of this Agreement) (the "Corporate Services Fee"). Following execution of this Agreement, the Corporate Services Fee shall be paid to EGI monthly in advance on or before the first (1st ) day of each calendar month.

      5. DHC Expenses. In addition to the Corporate Services Fee, DHC shall bear (and, if and to the extent initially paid by EGI, shall promptly reimburse EGI for) the actual cost of the following out-of-pocket expenditures:

      (a) All audit, legal, appraisal, engineering, environmental and other professional and/or consulting services provided by third parties not employed by EGI as directed by DHC or as reasonably necessary for EGI's performance of its obligations under this Agreement to the extent such services are not performed by EGI or its employees;

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      (b)   Phone and fax charges, postage, and supplies;

      (c)   Expenses of meetings and travel of directors and officers of DHC;

      (d) Temporary employees or independent contractors engaged to assist on DHC matters; and

      (e) All such other out-of-pocket expenditures directly related to DHC's activities and reasonably determined to be appropriate and advisable by any officer of DHC.

      6. Indemnification. EGI shall provide DHC the benefit of the same standard of judgment and effort in rendering the Corporate Services hereunder as EGI applies to its own corporate functions and operations. However, EGI and its officers, directors, member, affiliates, agents and employees shall not be liable to DHC or to any other person for any act or omission in the course of performance of their duties hereunder except for their gross negligence or willful misconduct. DHC shall defend, indemnify and save harmless EGI and its officers, directors, members, affiliates, agents and employees from and against any and all liabilities, claims, damages, costs and expenses (including reasonable attorney's fees and amounts reasonably paid in settlement) incurred by reason of or arising out of the performance or nonperformance of its duties under or by reason of this Agreement; provided, however, there shall be no such indemnification for liabilities, claims, damages, costs or expenses incurred by any such person or entity by reason of their gross negligence or willful misconduct in the conduct of their duties under or by reason of this Agreement.

      7. Default. In the event of a material default (hereinafter a "Default") by either Party to this Agreement, the Party suffering from such Default (hereinafter the "Non-Defaulting Party") shall serve written notice to the Party in Default (hereinafter the "Defaulting Party") setting forth with reasonable particularity the nature of the alleged Default, and the specific remedy or performance sought by the Non-Defaulting Party (hereinafter the "Default Notice") of the Defaulting Party to cure the Default. The Defaulting Party shall have five (5) days from its receipt of the Default Notice to either cure the Default or, if the Default is not capable of being cured within five
(5) days, to make substantial efforts and progress towards curing the Default. In the event that the Defaulting Party does not cure the Default or make substantial efforts and progress towards curing the Default within five (5) days of its receipt of the Default Notice, then the Non-Defaulting Party may deliver a second notice (hereinafter the "Notice of Termination") to the Defaulting Party informing the Defaulting Party that this Agreement has been terminated as of the Date of the Notice of Termination.

      8. Notice. Whenever, under the terms of this Agreement, any notice is required or permitted to be served upon the other Party, said notice may be served upon the other Party by personal service, overnight carrier, or by certified mail. Any such notice shall be deemed given when personally received by the Party to whom the notice is directed; provided, however, in the event notice is mailed, such notice shall be deemed given when deposited in the United States Mail with postage prepaid. Notices shall be in writing and, until further notification in writing, shall be delivered to the following addresses:

            To EGI:

            Equity Group Investments, L.L.C.
            Donald J. Liebentritt, President
            Two North Riverside Plaza, Suite 600
            Chicago, Illinois 60606

            with a required copy to:

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            Equity Group Investments, L.L.C.
            Joseph M. Paolucci, Esq., Vice President and General Counsel Two North Riverside Plaza, Suite 600
            Chicago, Illinois 60606

            To DHC:

            Danielson Holding Corporation
            Philip G. Tinkler, CFO
            c/o Equity Group Investments, LLC
            Two North Riverside Plaza
            Suite 600
            Chicago, IL 60606

            with a required copy to:

            Danielson Holding Corporation
            David S. Stone, Esq., Acting General Counsel
            Neal, Gerber & Eisenberg LLP
            Two North LaSalle Street
            Suite 2200
            Chicago, IL 60602

      9. Assignment. The Parties to this Agreement may not assign or otherwise transfer all or any part of their rights or obligations under this Agreement without the prior written consent of the other Party; provided that EGI may subcontract to affiliated and unaffiliated entities, firms and organizations for those services EGI reasonably deems necessary or advisable to accomplish the Corporate Services specified above (and such subcontracting shall not reduce the Corporate Services Fee); provided, however, any agreement with any entity performing services for an additional fee shall be approved in advance by DHC, such approval not to be unreasonably withheld.

      10. Governing Law. This Agreement shall be governed and construed in accordance with (including Section 735 ILCS 105/5-1 et seq., but otherwise without regard to the conflicts of laws provisions of) the laws of the State of Illinois.

      11. Validity. This Agreement sets forth the entire understanding of the Parties and has been duly executed and delivered on behalf of each of the Parties and constitutes the legal, valid, binding and enforceable obligation of each such Party.

      12. Headings. The paragraph headings contained herein are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of this Agreement or in any way affect the terms and provisions hereof.

      13. Counterparts. This Agreement may be signed in counterparts, each of which shall constitute an original and all of which together shall constitute one and the same Agreement.

      14. Entire Agreement; Amendments. This Agreement contains the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings in connection therewith. There are no agreements, understandings, conditions, warranties, or representations, oral or written, express or implied, with reference to the subject matter hereof that are not merged herein or superseded by this Agreement. This Agreement may not be changed orally, but only by an agreement in writing signed by duly authorized officers of each of the Parties.


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            IN WITNESS WHEREOF, each of the Parties hereto, intending to be legally bound hereby, have caused this Agreement to be executed by their duly authorized officers, on the day and year first above written, after a due reading of the whole.

                                     EQUITY GROUP INVESTMENTS, L.L.C.


                                     By: /s/ Donald J. Liebentritt
                                         -------------------------
                                     Name: Donald J. Liebentritt
                                     Its:  President


                                     DANIELSON HOLDING CORPORATION


                                     By: /s/ Philip Tinkler
                                         ------------------
                                     Name: Philip Tinkler
                                     Its:  Chief Financial Officer

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